Exhibit 99.1

Arcimoto Reports Full Year 2018 Financial Results and Provides Corporate Update

EUGENE, Ore., April 1, 2019 – Arcimoto, Inc.® (NASDAQ: FUV) — makers of the Fun Utility Vehicle® (FUV®), Rapid Responder™, and Deliverator™ — affordable, practical, and joyful pure electric vehicles for everyday commuters and fleets, today provided a corporate update and announced financial results for the fourth quarter and fiscal year ended December 31, 2018.

The Company will be broadcasting an earnings update video as part of the webcast. The video can be viewed on Arcimoto’s YouTube channel at https://www.youtube.com/arcimoto.

Recent Highlights:

●	Pre-orders for the FUV increased to 3,217 units as of December 31, 2018, as compared to 3,018 units as of September 30, 2018, and 2,234 units as of December 31, 2017. As of March 29, Arcimoto had 3,883 vehicle pre-orders.
●	Arcimoto announced its flagship Fun Utility Vehicle, the FUV Evergreen Edition, with first customer deliveries planned on the West Coast for June 2019. Our entire anticipated Q2 2019 production capacity of 100 vehicles is fully allocated, anchored by $5,000 non-refundable reservation fees collected for consumer Evergreens.
●	Arcimoto introduced two additional, purpose-built vehicles on the Arcimoto platform, the Rapid Responder for emergency responders, campus security and law enforcement, and the Deliverator for local and last-mile delivery.
●	Arcimoto secured comprehensive, above-market $1.5 million and $4.5 million financings in November and December 2018, respectively. Subsequently, in March 2019 the Company raised an additional $3.4 million in gross proceeds with a single institutional investor.
●	Arcimoto showcased the FUV at several notable industry events across the country including the 2018 SEMA Show in Las Vegas; 2018 Soccerex in Miami; as well as multiple investor conferences, including the LD Micro Main Event and the 31st Annual ROTH Conference.

●	Arcimoto was featured in dozens of media pieces, including Bloomberg Business Week, Wired, and The Chicago Tribune.

Management Commentary

“2018 was a transformational year that laid the foundation for Arcimoto’s business moving forward. After more than a decade of development, we are now on the cusp of production start, and plan to deliver Fun Utility Vehicles to retail customers for the first time next quarter,” said Mark Frohnmayer, Founder and President of Arcimoto. “Furthermore, we are expanding our offering of light-footprint, pure electric vehicles built on the Arcimoto Platform to address two key sectors: rapid response and local and last-mile delivery. The transportation system is changing rapidly, and businesses and fleets are looking for new solutions, right-sized for their needs.

“Meanwhile, the demand for Arcimoto’s ultra-efficient and exhilarating products has accelerated. We anticipate that demand will continue to accelerate as we deliver retail FUVs to our early customers, open rental hubs in key destinations, and pilot new vehicle models including the Rapid Responder and Deliverator.

“I am incredibly proud of all that our team has accomplished. The transition from product development to production is an enormous hurdle for every electric vehicle endeavor. The team’s ingenuity and passionate commitment to true sustainable mobility solutions, and our community of stakeholders’ continued support of our mission, have been instrumental in powering us to this next critical stage, as we begin to truly address urban congestion and climate change.” concluded Frohnmayer.

Full Year 2018 Financial Results

Total revenues in 2018 were $94,996 as compared to $127,016 in 2017. Sources of revenue in 2018 were $84,000 from the sale of vehicles, $7,314 from merchandise and metal fabrication revenue, $1,680 in vehicle rental income, and $2,002 from merchandise sales.

The Company incurred an operating and net loss of $11.1 million, or ($0.70) per share in 2018, compared to $3.3 million, or ($0.24) per share in 2017.

The Company had $4.9 million in cash and cash equivalents and no short-term investments as of December 31, 2018, compared to $2.4 million cash and cash equivalents and $0.8 million in short-term investments as of September 30, 2018. Subsequent to the end of the quarter, in March 2019, the Company entered into a securities purchase agreement with a single institutional investor to sell 800,000 shares at the offering price of $4.25 per share for gross proceeds of $3.4 million. The closing of the offering occurred on March 26, 2019.

Earnings Webcast Details

Management will host an investor webcast at 8:30 a.m. PDT (11:30 a.m. EDT) on April 1, 2019, to discuss Arcimoto’s full year 2018 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Fourth Quarter and Full Year 2018 Investor Webcast

Date: Monday, April 1, 2019

Time: 8:30 a.m. Pacific time (11:30 a.m. Eastern time)

Webcast: https://zoom.us/webinar/register/WN_94RPpr1dSueVIahIVrs7Xw

Please login to the webcast 10 minutes before the start of the webcast to ensure timely participation.

A playback of the webcast will be available for replay for 60 days on the IR section of the Arcimoto website at https://www.arcimoto.com/investor/

The Company will be broadcasting an earnings update video as part of the webcast. The video can be viewed at the Arcimoto YouTube channel at https://www.youtube.com/arcimoto.

About Arcimoto, Inc.

Headquartered and manufactured in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle, Rapid Responder, and Deliverator are some of the lightest, most affordable, and most appropriate electric vehicles suitable for everyday transport. For more information, please visit www.arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to Evergreen deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Investor Relations Contact:

Greg Falesnik

Main: 949-385-6449

investor@arcimoto.com

Public Relations Contact:

Susan Donahue

Main: 646-454-9378

pr@arcimoto.com

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